Escrow Agreement

THIS ESCROW AGREEMENT made as of September 23, 2026 (the "Effective Date") by and among ClearTrust, LLC, a Florida limited liability company maintaining its principal corporate office at 2420 Brunello Trace, Lutz, Florida 33558 (the "Escrow Agent"), Stewards, Inc. ("Party A"), maintaining its principal place of business at 4300 N University Dr, Ste D105 Lauderhill, FL 33351, and ENVY DEVELOPMENT PB, LLC and THE MYELIN GROUP ("Party B"), maintaining its principal place of business at 3210 Hunter Rd, 3210 Hunter Rd, Weston, FL 33331. Party A, Party B, and the Escrow Agent are each referred to herein as a “Party” and collectively as the “Parties.” The identities, roles, and transaction-specific terms applicable to Party A and Party B are set forth in Exhibit A, which is incorporated herein by this reference.

W I T N E S S E T H

WHEREAS, Party A and Party B are parties to the transaction described in Exhibit A (the “Underlying Transaction”);

WHEREAS, in connection with the Underlying Transaction, certain shares of stock, as more particularly described in Exhibit A (the “Escrow Shares”), are to be held in escrow pending satisfaction of the conditions set forth in Exhibit A;

WHEREAS, the Parties wish to establish an escrow arrangement for the Escrow Shares, to be held by the Escrow Agent and released and/or delivered by the Escrow Agent in accordance with the terms of this Agreement and the instructions set forth in Exhibit A (the “Instructions”); and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, the Parties agree as follows:

ARTICLE I

INTERPRETATION

1.1.   Definitions.

•          “Escrow Agent Fees” shall mean the fees set forth in Exhibit A, payable to the Escrow Agent by the Party identified in Exhibit A on the Effective Date of this Agreement.

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•          “Escrow Shares” shall have the meaning set forth in the Recitals and as further described in Exhibit A.

•          “Instructions” shall mean the issuance, release, and delivery instructions set forth in Exhibit A, as the same may be amended in a writing signed by Party A and Party B.

•          “Parties” shall collectively mean Party A, Party B, and the Escrow Agent, and “Party” shall mean any one of them.

•          “Underlying Transaction” shall have the meaning set forth in the Recitals and as further described in Exhibit A.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1.     Appointment of Escrow Agent. Party A and Party B hereby appoint ClearTrust, LLC as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

2.2.       Release and/or Delivery of Escrow Shares. During the term of this Agreement, the Escrow Shares shall be recorded by the Escrow Agent as registered in the name of the Party identified in Exhibit A but coded with a stop transfer, indicating the shares cannot otherwise be transferred and are subject to the terms and conditions of this Agreement. Acting in its capacity as escrow agent for the other Parties, the Escrow Agent shall release and/or deliver the Escrow Shares to Party A and/or Party B in accordance with the Instructions set forth in Exhibit A. Subject to Section 3.2 hereof, the Escrow Agent must receive signed Instructions in accordance with Article III below to be able to release and deliver the Escrow Shares.

ARTICLE III

RELEASE OF ESCROW SHARES

3.1.     Release of Escrow. The Escrow Agent shall release the Escrow Shares in accordance with the following:

(a) The Escrow Agent shall release the Escrow Shares to Party A or deliver the Escrow Shares to Party B in accordance with the Instructions, but only upon the following conditions: (i) the Parties hereto, along with their respective principals, owners, or managing members, clear an OFAC scan to be performed by the Escrow Agent at the time the written confirmation is received; and (ii) the Escrow Agent Fees described in Article I of this Agreement have been paid in full. If the Parties and their respective principals, owners, or managing members fail to clear an OFAC scan at the time the written confirmation is received, the Escrow Shares shall be released or delivered to a third party as directed by the intended transferee, provided the

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intended transferee or such third party provides the Escrow Agent with a legal opinion confirming that such transfer would not violate applicable rules and regulations. If the transfer contemplated by the preceding sentence cannot be completed because it would violate applicable rules and regulations for any other reason, the Parties shall work in good faith to find a solution that approximates the intent of this Agreement (including transferring control over the Escrow Shares to the appropriate Party) that is acceptable to all Parties, and if the Parties still cannot reach a resolution, the Escrow Agent shall release or deliver the Escrow Shares in accordance with a Court Order (as defined below).

3.2 Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree, or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrow Shares in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the Party presenting the Court Order to the Escrow Agent (which opinion shall be reasonably satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.3. Interpleader. Should any controversy arise among the Parties with respect to this Agreement or with respect to the right to receive the Escrow Shares, the Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the Parties. The Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the Parties so directing the Escrow Agent. If the Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 3 shall be filed in any court of competent jurisdiction in Tampa, Florida, and the Escrow Shares in dispute shall be deposited with the court, in which event the Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Shares.

ARTICLE IV

CONCERNING THE ESCROW AGENT

(a)  The Escrow Agent is not a party to, and is not bound by or charged with notice of, any agreement out of which this escrow may arise. The Escrow Agent acts under this Agreement as escrow agent only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other Party, or for the identity or authority of any person executing any such notice. The Escrow Agent will have no duties or responsibilities other than those expressly set forth in this Agreement. The Escrow Agent will be under no liability to anyone by reason of any failure on the part of any Party

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(other than the Escrow Agent) or any maker, endorser, or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for any existing stock transfer agent agreement between the Escrow Agent and Party A or Party B, along with this Agreement and Instructions to the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(b) The Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent’s total aggregate liability relating to any services performed under this Agreement (whether in contract or tort or under any other theory of liability) shall not exceed the amount paid or payable by the Parties for those services giving rise to such claim. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied.

(c)  The Escrow Agent will be indemnified and held harmless by Party A and Party B from and against any expenses, including reasonable attorneys' fees and disbursements, damages, or losses suffered by the Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of the Escrow Agent hereunder; except that if the Escrow Agent is guilty of willful misconduct, fraud, or gross negligence under this Agreement, then the Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud, or gross negligence. Promptly after receipt by the Escrow Agent of notice of any such demand or claim or the commencement of any action, suit, or proceeding relating to such demand or claim, the Escrow Agent will notify the other Parties in writing. For purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit, or proceeding settled with the express written consent of the Parties, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Article IV shall survive the termination of this Agreement.

(d) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ, or other form of judicial or administrative process which in any way affects the Escrow Shares (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Shares), the

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Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ, or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the Parties or to any other person or entity even though such order, judgment, decree, writ, or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(e)  The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation, or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(f) The Escrow Agent shall not be called upon to advise any Party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(g)  The Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property.

(h) When the Escrow Agent acts on any information, instructions, or communications (including, but not limited to, communications with respect to the delivery of securities) sent by facsimile, email, or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication (whether due to fraud, distortion, or otherwise). In the event of any ambiguity or uncertainty hereunder or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Shares, unless the Escrow Agent receives written instructions, signed by Party A and Party B, which eliminate such ambiguity or uncertainty.

(i) The Escrow Agent does not have any interest in the Escrow Shares but is serving as escrow holder only and having only possession thereof. Party A shall pay or reimburse the Escrow Agent, upon request, for any transfer taxes or other taxes relating to the Escrow Shares incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes, unless otherwise specified in Exhibit A. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on performing the services described in this Agreement and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

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(j) The Escrow Agent may generally engage in any kind of business with the issuer of the Escrow Shares identified in Exhibit A, Party A, or Party B, or any subsidiary or affiliate thereof, as if it had not entered into this Agreement or any other agreement with them. The Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) may now or hereafter be engaged in one or more transactions with such issuer, Party A, or Party B, or any subsidiary or affiliate thereof, or may act as trustee, agent, or representative of either of the foregoing Parties or otherwise be engaged in other transactions with such Parties (collectively, the “Other Activities”). Without limiting the foregoing, the Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) shall not be responsible to account to such issuer, Party A, or Party B, or any subsidiary or affiliate thereof, for such Other Activities.

(k) Fees and Expenses. In consideration of the services provided hereunder, the Party identified in Exhibit A agrees to pay the Escrow Agent any and all Escrow Agent Fees incurred hereunder. Any outstanding invoice aged more than thirty days is subject to 18% simple interest per annum, or the maximum interest rate as allowed by law. In addition, that Party agrees to pay the Escrow Agent's out of pocket costs and expenses (“Expenses”), including reasonable attorneys' fees in the event of any dispute or litigation threatened or commenced which requires the Escrow Agent, in its opinion, to refer such matter to its attorneys, and packaging and postal fees and expenses (including FedEx). The Escrow Agent will incur no liability for any delay reasonably required to obtain such advice of counsel.

(l) Resignation of Escrow Agent. At any time, upon ten (10) days' written notice to Party A and Party B, the Escrow Agent may resign and be discharged from its duties as escrow agent hereunder. As soon as practicable after its resignation, the Escrow Agent will promptly turn over to a successor escrow agent appointed by Party A and Party B the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by the Escrow Agent, Party A and Party B shall have failed to appoint a successor escrow agent, the Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

(m) Records. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement and payment of any and all outstanding invoices, the Escrow Agent shall provide the Parties with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the Parties shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.

4.2. Dispute Resolution; Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

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If any dispute shall arise with respect to the delivery, ownership, right of possession, or disposition of the Escrow Shares, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to

(i) refrain from taking any action other than to continue to hold the Escrow Shares pending receipt of a joint instruction from Party A and Party B, or (ii) deposit the Escrow Shares with any court of competent jurisdiction in the State of Florida, in which event the Escrow Agent shall give written notice thereof to the Parties and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrow Shares.

ARTICLE V

GENERAL MATTERS

5.1.     Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or electronic execution and delivery of this Agreement is legal, valid, and binding for all purposes.

5.2.       Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the Parties may not be assigned without the prior written consent of the other Parties. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any Party, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Party prior to the disbursement thereof to such Party in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any condition, default, or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default, or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

5.3.       Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

5.4.        Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees from the other Party (unless such other Party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

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5.5.        Entire Agreement. This Agreement, together with Exhibit A and Exhibit B, constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties. There are no warranties, representations, or other agreements made by the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

5.6.        Extended Meanings. In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust, or unincorporated association, executor, administrator, or legal representative.

5.7.       Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by any Party against another concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in the State of Florida. All Parties and the individuals executing this Agreement on behalf of the Parties agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing Party (which shall be the Party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other Party its reasonable attorneys' fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law in a manner most closely approximating the Parties' intent as evidenced by the original provision. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

5.8.        Specific Enforcement; Consent to Jurisdiction. Party A and Party B acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Each of Party A and Party B hereby waives, and agrees not to assert in any such suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action, or proceeding is brought in an inconvenient forum, or that the venue of the suit, action, or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

5.9.        Termination. This Agreement shall terminate upon the release of all of the Escrow Shares.

5.10.        Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein,

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shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, email, or facsimile, addressed as set forth below or to such other address as such Party shall have specified most recently by written notice.

Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile or email, with accurate confirmation generated by the transmitting system, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)  If to Party A, to the address set forth in Exhibit A.

(b) If to Party B, to the address set forth in Exhibit A.

(c)  If to the Escrow Agent, to:

ClearTrust, LLC

2420 Brunello Trace

Lutz, FL 33558

Attn: Kara Kennedy

inbox@cleartrusttransfer.com

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.10.

5.11.     Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by law.

(CONTINUED ON FOLLOWING PAGE)

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

 /s/ Kara Kennedy

Name: Kara Kennedy

Title: President

CLEARTRUST, LLC as Escrow Agent

 /s/ Shaun Quin

Name: Shaun Quin

Title: Authorized Signatory

Stewards, Inc. as Party A

 /s/ Michael Hsiao

Name: Michael Hsiao

Title: Authorized Signatory

ENVY DEVELOPMENT PB, LLC and THE MYELIN GROUP as Party B

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